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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         (Date of report) APRIL 25, 2006
                (Date of earliest event reported) APRIL 20, 2006

                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

            DELAWARE                    1-12202                   93-1120873
  (State or other jurisdiction        (Commission               (IRS Employer
        of incorporation)             File Number)           Identification No.)

                       13710 FNB PARKWAY, OMAHA, NEBRASKA
                    (Address of principal executive offices)

                                   68154-5200
                                   (Zip code)

                                 (402) 492-7300
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

          ONEOK, Inc. (ONEOK) adopted their Annual Officer Incentive Plan (the
          AOIP) in January 2000 and Northern Border Partners, L.P. (Northern Border Partners) previously filed a copy of it with the Securities and Exchange Commission. The AOIP provides that certain of Northern Border Partners officers and those individuals designated as officers for purposes of Section 16 of the Securities Exchange Act of 1934 may receive cash incentive awards based on their individual performance, and the performance and profitability of ONEOK and the performance of particular business units of ONEOK. The corporate and business unit criteria and individual performance criteria are established annually by the Executive Compensation Committee of ONEOK's Board of Directors (the Committee). The Committee also establishes annual target awards for each officer.

          On January 24, 2006 we filed with the Securities and Exchange Commission a current report on Form 8-K setting forth the corporate performance criteria for incentive awards under ONEOK's AOIP for 2006.

          On April 20, 2006, the Committee revised the corporate performance criteria for incentive awards under the AOIP for 2006. The revised corporate performance criteria for 2006 provide that 50 percent of the performance measure under the AOIP is based on ONEOK's return on invested capital (ROIC). ONEOK's actual ROIC for 2006 will be compared to the revised threshold, target and maximum levels. No incentive amount will be paid based on this performance measure if ONEOK's actual ROIC for 2006 is below the revised threshold level. Also, the incentive payment based on ONEOK's ROIC cannot exceed 300 percent of the target level set by the Committee, weighted at 50 percent.

          The remaining 50 percent of the revised 2006 corporate performance measure is based on ONEOK's earnings per share (EPS), adjusted to include minority interest and exclude the cumulative effect of accounting changes and certain gains or losses on sales of assets subsequent to ONEOK's sale and transfer of assets to Northern Border Partners, L.P. ONEOK's actual EPS for 2006 will be compared with the revised threshold and target levels. No incentive amount will be paid based on this performance measure if ONEOK's actual EPS for 2006 is below the revised threshold level. Also, the incentive payment based on ONEOK's EPS cannot exceed 100 percent of the targeted payment, weighted at 50 percent.

          If both the maximum ROIC and the target EPS are achieved or exceeded, then the portion of a participant's total incentive award, based on the above-described ONEOK corporate performance criteria, will be 200 percent of the officer's target award. After taking into account the achievement based on ONEOK's corporate performance criteria, the Committee has the authority to adjust the amount of the award, based on business unit criteria and individual performance criteria.



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Item 7.01 Regulation FD Disclosure.


          On April 24, 2006, ONEOK and Northern Border Partners issued a joint press release announcing that they will present at the American Gas Association Financial Forum in Scottsdale, Arizona, on Monday, May 8, 2006. A copy of the press release is furnished and attached as Exhibit
          99.1 hereto and is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits.

          (d)  Exhibits.

               99.1 ONEOK, Inc. and Northern Border Partners, L.P. joint press release dated April 24, 2006.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      Northern Border Partners, L.P.

Date: April 25, 2006                  By: /s/ Jim Kneale
                                          -------------------------------
                                          Jim Kneale
                                          Executive Vice President and Chief
                                          Financial Officer (Principal Financial
                                          Officer)



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                                  EXHIBIT INDEX

Exhibit 99.1 ONEOK, Inc. and Northern Border Partners, L.P. joint press release dated April 24, 2006.




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